 Exhibit 99.1

Company Contact:
Mr. Ryan Hua
Vice President of Operations
Cleantech Solutions International, Inc.
Email: ryanhua@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions International Reports First Quarter 2012 Results

Wuxi, Jiangsu Province, China – May 16, 2012 –Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar, dyeing and finishing equipment and other clean technology industries, today announced its financial results for the three months ended March 31, 2012.

“In the first quarter, we experienced soft demand for our forged rolled rings and other related products due to challenging economic conditions and reduced demand for capital equipment, resulting in part from difficulties experienced by our potential customers as a result of restrictive monetary policies which also continued to affect sales of our dyeing and finishing equipment. Despite these short term challenges, we expect a favorable demand outlook in the long-term driven by PRC government’s desire to increase the use of clean energy, including wind power and solar energy," commented Mr. Jianhua Wu, Chairman and Chief Executive Officer of Cleantech Solutions.

First Quarter 2012 Results

Revenue for the first quarter of 2012 declined 46.4% to $9.4 million, compared to $17.6 million for the same period of 2011.

Revenue from the sale of forged rolled rings to the wind power industry and other industries decreased 58.4% to $5.6 million, or 59.4% of net revenue, compared to $13.4 million, or 76.4% of net revenue, in the same period last year. The decrease in revenue was mainly due to decline in market demand for capital equipment and an increase in competition placing a downward pressure on the Company’s selling prices. The decrease is summarized as follows:

•
Revenue from the sale of forged rolled rings exclusively to the wind power industry fell 75.1% to $2.5 million, representing 27.0% of net revenue, compared to $10.2 million, or 58.0% of net revenue, in the comparable period last year.

•
Revenue from the sale of forged rolled rings to other industries decreased 5.8% to $3.0 million, or 32.4% of net revenue, compared with $3.2 million, or 18.4% of net revenue for the comparable period of the prior year.

Revenue from the Company’s dyeing and finishing equipment segment decreased 7.8% to $3.8 million, or 40.6% of net revenues, compared to $4.1 million, or 23.6% of net revenue, for the first quarter of 2011. This decline was largely due to the business cycle and customer delays in purchasing new equipment designed to meet the PRC government's mandatory environmental protection policies, which require companies in the textile industry to use more energy efficient machinery with lower carbon emissions.

Gross profit for the first quarter of 2012 decreased 58.6% to $1.9 million, compared to $4.6 million for the same period in 2011. Gross margin decreased to 20.0% during the first quarter of 2012 compared to 25.9% for the same period a year ago. The decline in gross margin was mainly attributable to the forged rolled rings and related products segment, and was primarily due to lower operational and cost efficiencies, including the allocation of fixed costs such as depreciation to cost of revenues as the Company operated at lower production levels.

Operating expenses increased 14.1% to $1.0 million, compared to $0.9 million in the comparable period last year. The increase was primarily due to increase in depreciation expenses attributable to the increase in depreciable production equipment.

Operating income decreased 76.9% to $0.8 million, compared to $3.6 million for the same period of 2011. Operating margin was 8.9% compared to 20.7% in the first quarter last year.

Other expense was $0.3 million compared to $21,797 for the same period in 2011.  The increase was due to $0.2 million in non-cash expenses associated with the modification of its series A convertible preferred stock and warrants held by Barron Partners LP.

Adjusted EBITDA, a non-GAAP measurement, which excludes interest, taxes, warrant modification expense, depreciation and amortization, was $2.4 million, compared to $4.8 million in the same quarter last year.

Net income for the first quarter of 2012 was $0.3 million, or $0.12 diluted earnings per share, compared to $2.7 million, or $1.04 diluted earnings per share, in the first quarter of 2011. Non-GAAP net income, which excluded the one-time non-cash warrant modification expense of $235,133, was $0.5 million, or $0.21 of diluted earnings per share, compared to $2.7 million, or $1.04 of diluted earnings per share, in the comparable period last year. Diluted earnings per share were calculated using diluted weighted average shares of 2,523,936 and 2,565,544 for the three months ended March 31, 2012 and March 31, 2011, respectively.  All share and per share information has been adjusted to reflect a one-for-ten reverse stock split effective March 6, 2012.

Financial Condition

As of March 31, 2012, Cleantech Solutions held cash and cash equivalents of $0.9 million compared with $1.2 million at December 31, 2011.  Accounts receivable were $6.5 million and total current assets of $15.5 million. The Company had $2.7 million in short-term loans payable and stockholders’ equity was $72.9 million. In the first quarter 2012, the Company generated $0.1 million in cash flow from operations.

Subsequent Events

On May 2, 2012, the Company received purchase orders to supply flanges to its wind power customer and an industrial customer for an aggregate amount of $1.9 million.

On April 30, 2012, the Company received a new purchase order from Zhejiang Gelinlan Dyeing Limited, the largest village-level enterprise group in Zhejiang, to supply its energy-efficient airflow dyeing machines for an aggregate amount of RMB10.4 million (approximately $1.7 million).

In April and May 2012, the Company issued a total of 287,189 shares of common stock upon the conversion of its series A preferred stock and 73,386 shares of common stock upon the exercise of warrants, generating cash proceeds of $198,142.   The Company currently has no warrants or preferred stock outstanding.

Business Outlook

“While we anticipate continued softness in the wind power segment, we are encouraged by the new orders we recently received for energy-efficient air flow dyeing machines and forged products.   At the end of the first quarter, we had a backlog of $1.2 million in solar products and we will continue work with our solar customers as we seek to expand our foothold in this industry. We are also optimistic about the outlook for our higher margin airflow dyeing machines and are hopeful that more of our customers will recognize the operational efficiency of these machines, which include reduced input costs and lower emissions," Mr. Wu concluded.

Conference Call

Cleantech Solutions will conduct a conference call at 9:00 a.m. Eastern Time on Wednesday, May 16, 2012 to discuss results for the first quarter 2012.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 80185419.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on May 16, 2012 at 12:00 noon ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 80185419.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is
www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

- Financial Tables Follow-

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$911,076	$1,152,607
Restricted cash	284,598	314,233
Notes receivable	156,529	53,420
Accounts receivable, net of allowance for doubtful accounts	6,493,952	7,087,958
Inventories, net of reserve for obsolete inventory	5,542,689	4,276,090
Advances to suppliers	716,231	219,347
Prepaid VAT on purchases	1,166,678	1,512,213
Prepaid expenses and other	220,408	110,670

Total Current Assets	15,492,161	14,726,538

PROPERTY AND EQUIPMENT - net	63,457,845	64,042,079

OTHER ASSETS:
Land use rights, net	3,821,332	3,820,536

Total Assets	$82,771,338	$82,589,153

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$2,687,875	$2,356,749
Bank acceptance notes payable	236,941	314,233
Accounts payable	4,388,478	4,997,109
Accrued expenses	544,836	771,597
Capital lease obligations- current portion	247,315	244,747
Advances from customers	1,223,907	1,166,942
Income taxes payable	278,700	592,202

Total Current Liabilities	9,608,052	10,443,579

OTHER LIABILITIES:
Capital lease obligations - net of current portion	298,807	381,235

Total Liabilities	9,906,859	10,824,814

STOCKHOLDERS' EQUITY:
Preferred stock $0.001 par value (30,000,000 shares authorized, all of which were designated as series A convertible preferred, 8,615,670 and 10,995,807 shares issued and outstanding
at March 31, 2012 and December 31, 2011, respectively)	8,616	10,996
Common stock ($0.001 par value; 50,000,000 shares authorized;
2,294,442 and 2,101,849 shares issued and outstanding
at March 31, 2012 and December 31, 2011, respectively)	2,294	2,102
Additional paid-in capital	27,837,431	27,489,600
Retained earnings	34,890,806	34,618,341
Statutory reserve	2,094,881	2,064,551
Accumulated other comprehensive gain - foreign currency translation adjustment	8,030,451	7,578,749

Total Stockholders' Equity	72,864,479	71,764,339

Total Liabilities and Stockholders' Equity	$82,771,338	$82,589,153

}

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

`	For the Three Months Ended
	March 31,
	2012	2011
	(Unaudited)	(Unaudited)
REVENUES	$9,409,229	$17,566,380

COST OF REVENUES	7,526,543	13,013,774

GROSS PROFIT	1,882,686	4,552,606

OPERATING EXPENSES:
Depreciation	374,612	80,587
Selling, general and administrative	666,123	831,801

Total Operating Expenses	1,040,735	912,388

INCOME FROM OPERATIONS	841,951	3,640,218

OTHER INCOME (EXPENSE):
Interest income	5,504	712
Interest expense	(90,033)	(29,702)
Foreign currency gain (loss)	4,276	(1,457)
Warrants modification expense	(235,133)	-
Other income	6,645	8,650

Total Other Income (Expense)	(308,741)	(21,797)

INCOME BEFORE INCOME TAXES	533,210	3,618,421

INCOME TAXES	230,415	953,261

NET INCOME	$302,795	$2,665,160

COMPREHENSIVE INCOME:
NET INCOME	$302,795	$2,665,160

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	451,702	405,828

COMPREHENSIVE INCOME	$754,497	$3,070,988

NET INCOME PER COMMON SHARE:
Basic	$0.14	$1.41
Diluted	$0.12	$1.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,167,523	1,892,596
Diluted	2,523,936	2,565,544

CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2012	2011
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$302,795	$2,665,160
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	1,547,345	1,177,002
Amortization of land use rights	23,383	22,428
Decrease in allowance for doubtful accounts	(46,670)	(7,145)
Warrants modification expense	235,133	-
Stock-based compensation expense	28,190	84,892
Changes in assets and liabilities:
Notes receivable	(102,846)	(161,698)
Accounts receivable	685,966	2,085,825
Inventories	(1,240,453)	(1,181,083)
Prepaid value-added taxes on purchases	355,356	254,544
Prepaid and other current assets	(26,863)	(103,842)
Advances to suppliers	(495,856)	(289,011)
Accounts payable	(640,500)	(1,065,108)
Accrued expenses	(231,302)	133,298
VAT and service taxes payable	-	(81,892)
Income taxes payable	(317,478)	(182,032)
Advances from customers	49,622	76,741

NET CASH PROVIDED BY OPERATING ACTIVITIES	125,822	3,428,079

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(557,365)	(2,846,586)

NET CASH USED IN INVESTING ACTIVITIES	(557,365)	(2,846,586)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	(83,881)	-
Proceeds from loans payable	949,349	758,794
Repayment of loans payable	(632,899)	(1,365,830)
Decrease in restricted cash	31,645	-
Decrease in bank acceptance notes payable	(79,337)	-
Proceeds from sale of common stock	-	125,000
Proceeds from exercise of warrants	-	200,000

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	184,877	(282,036)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	5,135	5,963

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(241,531)	305,420

CASH AND CASH EQUIVALENTS - beginning of period	1,152,607	947,177

CASH AND CASH EQUIVALENTS - end of period	$911,076	$1,252,597

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$90,033	$29,702
Income taxes	$547,893	$1,135,294

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Series A preferred converted to common shares	$4,582	$936
Common stock issued for future service	$82,320	$-

Reconciliation of Net Income to Adjusted EBITDA
(Amounts expressed in US$)
	For the Three Months Ended March 31,
	2012	2011

Net Income	$302,795	$2,665,160
Add: Income Tax	230,415	953,261
Add: Interest expense, net	84,529	28,990
Add: Warrant modification expense	235,133	-
Add: Depreciation and Amortization	1,570,728	1,199,430
EBITDA	$2,423,600	$4,846,841

Reconciliation of Net Income to Non-GAAP Net Income
(Amounts expressed in US$)

	For the Three Months Ended March 31,
	2012	2011

Net Income	$302,795	$2,665,160
Add: Warrant modification expense	235,133	-
Non-GAAP Net Income	$537,928	$2,665,160
Non-GAAP Diluted EPS	$0.21	$1.04

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